Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Biophan Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-130920) and the Registration Statements on Form S-8 (Nos. 333-119080, 333-109160 and 333-108058) of Biophan Technologies, Inc.
of our report dated January 4, 2006 on the financial statements of Myotech, LLC as of and for the periods ended December 31, 2004 and 2003, which appear in this Current Report on Form 8-K/A.

Eldredge, Fox and Porretti, LLP
Rochester, New York

February 13, 2006